UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) May 22, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On May 22, 2015, AutoNation, Inc. (“AutoNation” or the “Company”) established a commercial paper program (the “Program”) pursuant to which AutoNation may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $300,000,000. The Notes will have maturities of up to 397 days from date of issuance. The Notes will be unconditionally guaranteed by substantially all of AutoNation’s subsidiaries (the “Guarantees”). The Notes will rank at least pari passu with AutoNation’s other unsecured and unsubordinated indebtedness. AutoNation expects to use the net proceeds from the sale of the Notes to repay borrowings under its revolving credit facility, to finance acquisitions and for working capital, capital expenditures, share repurchases and other general corporate purposes. AutoNation plans to use its revolving credit facility as a liquidity backstop for its borrowings under the Program.
Two commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between AutoNation and each Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). AutoNation may engage additional commercial paper dealers to act as a dealer under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.
The Dealer Agreements provide the terms under which the Dealers will either purchase from AutoNation or arrange for the sale by AutoNation of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The form of Dealer Agreement used in the Program is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.
From time to time, the Dealers and certain of their affiliates provide commercial banking, investment banking and other financial advisory services to AutoNation and its affiliates for which the Dealers have received or will receive customary fees and expenses.
Neither the Notes nor the Guarantees have been or will be registered under the Securities Act or state securities laws, and neither the Notes nor the Guarantees may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the short-term, unsecured commercial paper program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Form of Commercial Paper Dealer Agreement between AutoNation, Inc., as Issuer, and the Dealer party thereto.
The exhibit included with this Form 8-K (including the schedules and exhibits to such exhibit), which is being filed to provide investors with information regarding its terms, contains various representations, warranties and covenants of the Company and the other parties thereto. It is not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of such agreement, solely for the benefit of the parties thereto. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a security holder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Investors should not view the representations, warranties and covenants in the agreement (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreement (or their subsidiaries) and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreement together with the other information concerning the Company contained in reports and statements that it files with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	May 22, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources